UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 28, 2013

ENERGY FOCUS, INC.

__________________________

(Exact name of registrant as specified in its charter)

Delaware	0-24230	94-3021850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

32000 Aurora Road
Solon, Ohio		44139
(Address of principal executive offices)		(Zip Code)

(440) 715-1300

(Registrant’s telephone number,
including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 28, 2013, Energy Focus, Inc. (the “Company”) entered into a Settlement Agreement with Stones River Companies, LLC, TLC Investments, LLC, Jami Hall and Robert E. Wilson, terminating the Membership Interest Purchase Agreement and related agreements that the parties had entered into at the end of December 2009 in connection with the Company’s acquisition of the Stones River Companies. As part of the Settlement Agreement, the Company’s obligation to pay a $0.5 million special fee and the Convertible Promissory Note in the amount of $0.6 million, which includes accrued interest, were cancelled in their entirety in exchange for a $0.2 million payment and the forgiveness of a net receivable due the Company of $79 thousand. Further, the Company agreed to discontinue using the name Stones River Companies by July 1, 2014.

The information in Item 3.02 of this report is hereby incorporated by reference into this Item 1.01.

Item 1.02. Termination of a Material Definitive Agreement.

The information in Item 1.01 of this report is hereby incorporated by reference into this Item 1.02.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 3.02 of this report is hereby incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sale of Equity Securities.

In March 2013, the Company embarked on a program to raise up to $3.8 million in convertible debt. In May 2013, the Company increased the total to $4.8 million. The structure of the financing consisted of unsecured, subordinated, convertible promissory notes that mature on December 31, 2016, have a five percent annual interest rate, and are convertible into common stock of the Company at the rate of $0.23 per share. The conversion price represented an approximately 12% premium to the average closing price of the common stock during the period from February 1 to March 6, 2013. The terms of this financing were substantially the same as those the Company entered into in December 2012 as part of a $1.5 million convertible debt issuance.

Through June 7, 2013 the Company raised $4.2 million of the anticipated $4.8 million. Between June 12, 2013 and July 2, 2013, the Company received commitments for an additional $1.65 million from current and new investors. The market price of the Company’s shares between June 12, 2013 and July 2, 2013, ranged between $0.35 and $0.43 per share. The Company completed the financing at $5.85 million, $1.05 million over the original target of $4.8 million.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Form of Convertible Subordinated Note (incorporated by reference to Exhibit 99.1 of the Company’s Current Report on Form 8-K dated March 12, 2013).

99.2	Form of Note Purchase Agreement (incorporated by reference to Exhibit 99.2 of the Company’s Current Report on Form 8-K dated March 12, 2013).

99.3	Press release dated July 2, 2013.

99.4	Member Purchase Agreement (incorporated by reference to Exhibit 10.9 of the Company’s Annual Report on Form 10-K dated March 31, 2010).

99.5	Settlement Agreement dated June 28, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 3, 2013

ENERGY FOCUS, INC.

	By	/s/ Mark J. Plush
	Name:	Mark J. Plush
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Form of Convertible Subordinated Note (incorporated by reference to Exhibit 99.1 of the Company’s Current Report on Form 8-K dated March 12, 2013).

99.2	Form of Note Purchase Agreement (incorporated by reference to Exhibit 99.2 of the Company’s Current Report on Form 8-K dated March 12, 2013).

99.3	Press release dated July 2, 2013.

99.4	Member Purchase Agreement (incorporated by reference to Exhibit 10.9 of the Company’s Annual Report on Form 10-K dated March 31, 2010).

99.5	Settlement Agreement dated June 28, 2013.